Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Auditors and Financial Statements” and “Financial Statements” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 57 to File No. 333-59762, Amendment No. 60 to File No. 811-03493) of our report dated February 18, 2011 on the financial statements and financial highlights included in AFL–CIO Housing Investment Trust’s 2010 Certified Shareholder Report filed with the Securities and Exchange Commission.

/s/ Ernst & Young

McLean, Virginia
April 26, 2011